Exhibit 10.30

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NO. 2

TO

SUPPLY AGREEMENT

This Amendment No. 2 (the “Amendment No. 2”) to that certain supply agreement between Intersect ENT, Inc. (“Customer”), a Delaware corporation having offices at 1555 Adams Drive, Menlo Park, California 94025, and Stephen Gould Corporation (“Supplier”), a New Jersey corporation having offices at 45541 Northport Loop West, Fremont, CA 94538, with an effective date of November 14, 2013, as amended by Amendment No. 1 on October 7, 2015 (the supply agreement together with its Amendment No. 1, the “Agreement”), is made as of August 17, 2016 (the “Amendment No. 2 Effective Date”). Unless otherwise defined herein, capitalized terms used in this Amendment No. 2 have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, the parties hereto desire to amend the Agreement in accordance with this Amendment No. 2.

NOW, THEREFORE, Customer and Supplier hereby agree as follows:

1. EXHIBIT A “PRODUCTS/PRICE LIST” is deleted in its entirety and replaced with the following:

Part number and Name	Price per Unit
[*]	[*	]

2. Governing Law. Any claim, dispute, or controversy of whatever nature arising out of or relating to this Amendment No. 2 shall be governed by and construed under the laws of the State of California, without giving effect to any choice of law principles that would require the application of the laws of a different state or country.

3. Continued Effectiveness of the Agreement. Except as set forth in this Amendment No. 2, the provisions of the Agreement are not amended or modified in any way and continue in full force and effect in accordance with their terms and conditions.

4. Amendment. This Amendment No. 2 may be amended only upon the written consent of the parties hereto.

5. Counterparts. This Amendment No. 2 may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any signature page delivered electronically or by facsimile (including, without limitation, transmission by .pdf or other fixed image form) will be binding to the same extent as an original signature page.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 2 on the Amendment No. 2 Effective Date.

INTERSECT ENT, INC.		STEPHEN GOULD CORPORATION

By:	/s/ Rich Kaufman	By:	/s/ Vance Garland

Name:	Rich Kaufman	Name:	Vance Garland

Title:	Chief Operating Officer	Title:	Project Director

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.